Exhibit 99.4










     Report of Dellinger & Deese, L.L.P., Independent Auditors of SCS



Board of Directors
Summit Computer Services, Inc. (SCS)
Charlotte, North Carolina


We have audited the balance sheet of Summit Computer Services, Inc. (the Company) as of December 31, 1995, and the related statements of operations, shareholders' investment and cash flows for each of the years in the two-year period ended December 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Summit Computer Services, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles





                                                   Dellinger & Deese, L.L.P.



Charlotte, North Carolina
March 28, 1996